Exhibit (99.1)

Media Contacts:
David Lanzillo	585-781-5481	david.lanzillo@kodak.com
Barbara Pierce	585-724-5036	barbara.pierce@kodak.com

Investor Relations Contacts:
Ann McCorvey	585-724-5096	antoinette.mccorvey@kodak.com
Angela Nash	585-724-0982	angela.nash@kodak.com

Kodak Poised to Accelerate Profitable Growth

Company Forecasts Continued Digital Revenue Expansion, Strong Earnings Growth and Cash Flow in 2008 and Beyond

Traditional Business Offers Sustainable Source of Cash

Continued Product Innovation Focused on Kodak’s Strength -- the Intersection of Materials Science and Digital Image Science

NEW YORK CITY, Feb. 7 – Eastman Kodak Company (NYSE:EK) today will unveil to investors a new company that is poised to accelerate profitable growth on the strength of its unmatched expertise in materials science and digital image science.

     Over the next four years, this new Kodak will leverage its leading portfolio of digital businesses, a highly profitable traditional business, and a relentless focus on operational effectiveness to deliver increased revenue, along with strong earnings growth and cash flow.

     For 2008, on a continuing operations basis, Kodak expects:

  Earnings from operations of 4% to 5% of revenue on total company revenue growth of 0% to 2%;

  Digital revenue growth of 7% to 10%, with 60% of revenues generated by output businesses and 40% from capture businesses;

  2008 GAAP earnings from continuing operations of $250 million to $275 million, including pre-tax charges of $60 million to $80 million for rationalization and carryover restructuring costs;

  On a GAAP basis, cash provided by operating activities from continuing operations of $575 million to $625 million;

  Cash generation of $400 million to $500 million before dividend payments and after taking into account payments for carryover restructuring and other rationalization costs of approximately $150 million.

     “It is with great pride that I introduce the new Kodak, a company with a new spirit and winning attitude,” said Antonio M. Perez, Chairman and Chief Executive Officer, Eastman Kodak Company. “While completing a difficult and unprecedented business transformation, we also created breakthrough products and services that feature Kodak’s hallmark innovation, winning customer acceptance and critical praise for a brand renowned for its smart use of technology. In 2008 and beyond, we will leverage the innovative thinking of Kodak people to deliver on our commitments to shareholders and increase the value of this great company.”

     At today’s annual strategy meeting in New York City, Perez and his management team will detail why Kodak is well positioned to excel in every market in which it competes.

Kodak’s Traditional Business: A Sustainable Model

     Starting this year, the company has consolidated all of its silver-halide products within the newly created Film, Photofinishing and Entertainment Group (FPEG) in order to maximize the performance of the business. In addition to consumer, professional, entertainment and industrial films, the business unit now includes responsibility for graphics films, silver-halide photographic paper and chemistry, and traditional retail and wholesale photofinishing product lines.

     In the wake of the four-year restructuring, FPEG now enjoys a sustainable business model and is well positioned to weather additional declines while maintaining a strong market position in all of its key product categories. For 2008, the company expects FPEG to deliver another year of strong cash generation, reflecting earnings from operations of 6% to 8% of revenue on a revenue decline of 12% to 14%.

Kodak’s Digital Business: Built to Grow

     Both of the company’s digital business units – the Consumer Digital Imaging Group (CDG) and the Graphic Communications Group (GCG) – are poised to outpace the market by bringing to customers groundbreaking advances in imaging technology.

     For 2008, the company expects revenues from its digital portfolio to grow by 7% to 10%, resulting in earnings from operations of 3% to 4% of revenue. This growth will be driven on the consumer side (CDG) by two to three times the unit sales of the company’s revolutionary consumer inkjet printers as compared to 2007, retail deployment of the innovative KODAK APEX thermal dry lab photofinishing system, global expansion of its photo kiosks, and new product introductions in digital cameras, digital frames, and next-generation image sensors. On the commercial side, GCG growth will be fueled by increased sales of workflow software, document scanners, digital plates and presses, and new product introductions, including the KODAK VERSAMARK VL2000 Printing System, a drop-on-demand digital production press. At drupa 2008, the company will introduce KODAK STREAM technology, a next-generation approach to continuous inkjet printing that provides offset-class quality.

     GCG’s success reflects the hybrid nature of the commercial printing industry as it shifts from traditional to digital technology. Kodak is uniquely positioned because the company offers the broadest range of digital and traditional solutions to assist printers through each stage of their transition.

The Growth Model

     Kodak enters 2008 with a strong balance sheet and the financial flexibility to make the necessary investments to achieve greater scale in its growing digital businesses.

     On average, the company expects to grow total revenue by a compound annual growth rate of 5% per year from 2008 to 2011, with a compound annual growth rate of digital revenues of 10% to 12% per year during that period.

     Kodak is targeting gross profit margins of 28% to 30% and earnings from operations of 8% to 10% of revenues by 2011. The company is also targeting cash generation before dividends to surpass $1.0 billion annually by the end of the planning period.

     “Kodak is now a company with a broad portfolio of digital businesses with diverse sources of revenue, and earnings powered by an unmatched intellectual property position and a sustainable traditional business model,” Perez said. “I am confident that we will continue to achieve success in digital markets and create value for our shareholders in 2008 and beyond.”

Webcast of Today’s Meeting

For those unable to attend in person, today’s meeting will be available via a live webcast. To access the webcast please go to: http://www.kodak.com/go/invest

     The meeting will also be teleconferenced in listen-only mode. To listen please call 913-312-1386, access code 1981483 or ask for the Kodak Investor Meeting.

     An audio replay of the meeting will be available beginning Friday, February 8th at 8:00 a.m. Eastern Time and will run until 5:00 p.m. Eastern Time on Friday, February 15th. The replay phone number is 719-457-0820, and the access code is 1981483.

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Reconciliation of non-GAAP measures

Within this press release Kodak references certain non-GAAP financial measures, such as: Digital revenue growth and cash generation.

Kodak has prepared a reconciliation of these non-GAAP measures to the comparable GAAP measures. This additional information is posted in the Investor Center of Kodak’s web site at: http://www.kodak.com.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this press release may be forward-looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company's expectations regarding its revenue, revenue growth, revenue mix, rate of change in revenue, gross profit margin, earnings, cash, cash plan, target business model, rationalization and carryover restructuring costs, new product introductions, and inkjet unit growth are forward-looking statements.

     Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent the Company's estimates only as of the date they are made, and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change. The forward-looking statements contained in this report are subject to a number of factors and uncertainties, including the successful:

  execution of the digital growth and profitability strategies, business model and cash plan;

  implementation of the cost reduction programs;

  transition of certain financial processes and administrative functions to a global shared services model and the outsourcing of certain functions to third parties;

  implementation of, and performance under, the debt management program, including compliance with the Company's debt covenants;

  development and implementation of product go-to-market and e-commerce strategies;

  protection, enforcement and defense of the Company's intellectual property, including defense of its products against the intellectual property challenges of others;

  execution of intellectual property licensing programs and other strategies;

  integration of the Company's businesses to SAP, the Company's enterprise system software;

  completion of various portfolio actions;

  reduction of inventories;

  integration of acquired businesses and consolidation of the Company's subsidiary structure;

  improvement in manufacturing productivity and techniques;

  improvement in working capital management and cash conversion cycle;

  continued availability of essential components and services from concentrated sources of supply;

  improvement in supply chain efficiency and dependability;and implementation of the strategies designed to address the decline in the Company's traditional businesses.

The forward-looking statements contained in this press release are subject to the following additional risk factors:

  inherent unpredictability of currency fluctuations, commodity prices and raw material costs;

  competitive actions, including pricing;

  the Company's ability to access capital markets;

  the nature and pace of technology evolution;

  changes to accounting rules and tax laws, as well as other factors which could impact the Company's reported financial position or effective tax rate;

  pension and other postretirement benefit cost factors such as actuarial assumptions, market performance, and employee retirement decisions;

  general economic, business, geo-political and regulatory conditions or unanticipated environmental liabilities or costs;

  changes in market growth;

  continued effectiveness of internal controls; and

  other factors and uncertainties disclosed from time to time in the Company's filings with the Securities and Exchange Commission.

Any forward-looking statements in this report should be evaluated in light of these important factors and uncertainties.

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